     As filed with the Securities and Exchange Commission on March 1, 1999
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________

                           KORN/FERRY INTERNATIONAL
            (Exact name of registrant as specified in its charter)

                              ___________________

         California                                             95-2623879
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       1800 Century Park East, Suite 900
                        Los Angeles, California  90067
                                (310) 843-4100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ___________________

                KORN/FERRY INTERNATIONAL PERFORMANCE AWARD PLAN
                           (Full title of the plan)

                              ___________________

                                 Peter L. Dunn
                       1800 Century Park East, Suite 900
                        Los Angeles, California  90067
                                (310) 843-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                            James R. Ukropina, Esq.
                             O'Melveny & Myers LLP
                       400 South Hope Street, Suite 1500
                        Los Angeles, California  90071
                                (213) 430-6000

                              ___________________

                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------
                                     Proposed          Proposed
                                     Maximum           maximum
Title of              Amount         offering          aggregate       Amount of
securities            to be          price             offering        registration
to be registered      registered     per unit          price           fee
------------------------------------------------------------------------------------

Common Stock,         7,000,000(1)   $11.31  (2)  $79,170,000(3)  $22,009.26(2)
no par value           shares
------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Korn/Ferry International Common Stock, no par value (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares which by reason of certain events specified in the Korn/Ferry International Performance Award Plan (the "Plan") may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 25, 1999, as reported in the consolidated reporting system.

     The Exhibit Index for this Registration Statement is at page 9.
================================================================================

                                    PART I
                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Korn/Ferry International (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The prospectus forming a part of the Company's Registration Statement on Form S-1 filed with the Commission on August 18, 1998 (Registration No. 333-61697), including exhibits, as such Registration Statement may be subsequently amended (collectively, the "Form S-1 Registration Statement"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed; and

     (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 22, 1998 (which incorporates by reference the description of the Common Stock included under the caption "Description of Capital Stock" in the prospectus forming a part of the Form S-1 Registration Statement).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of directors in certain instances. As permitted by the California General Corporation Law ("CGCL"), directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which the director derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, or that show a reckless disregard for their duty to the Company or its shareholders in circumstances in which the director was, or should have been, aware, in the ordinary course of performing their duties, of a risk of serious injury to the Company or its shareholders, or
(iii) based on transactions between the Company and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the CGCL. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to the Company for grossly negligent conduct. No claim or litigation is currently pending against the Company's directors that would be affected by the limitations of liability.

The Company's Amended and Restated Bylaws (the "Bylaws"), as amended, provide for the indemnification of directors and executive officers from any threatened, pending or completed action, suit or proceeding, whether formal or informal, by reason of their current or past service to the Company, and the reimbursement of any and all costs incurred by any such director or executive officer in regards thereto. The Bylaws also provide for the indemnification by the Company of any director of the Company, for any monetary damages arising from the imposition of joint and several liability upon such director for actions taken by other directors of the Company, except as not permitted by the CGCL.

The Company has entered, or plans to enter, into agreements (the "Indemnification Agreements") with each of the directors and executive officers of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of such person's capacity as a director or executive officer of the Company or any other corporation of which such person is a director at the request of the Company to the maximum extent provided by applicable law. In addition, such director or executive officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

To the extent that the Board of Directors or the shareholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Articles, such repeal or limitation may not be effective as to directors and executive officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     See the attached Exhibit Index at page 9.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 28th day of February, 1999.

                               By: /s/ Elizabeth S.C.S. Murray
                                  -----------------------------
                                  Elizabeth S.C.S. Murray
                                  Chief Financial Officer
                                  and Executive Vice President

                               POWER OF ATTORNEY

     KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter L. Dunn and Elizabeth S.C.S. Murray, and each of them individually, as lawful attorneys-in-fact and agents for the undersigned and for each of them (with full power of substitution and resubstitution, for and in the name, place and stead of each of the undersigned in any and all capacities), to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments, supplements and exhibits to this Registration Statement, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable to be done in order to effectuate the same as fully to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or any of their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                         Date
     ---------                -----                         ----

/s/ Richard M. Ferry
--------------------      Chair of the Board            February 28, 1999
Richard M. Ferry

/s/ Windle B. Priem
-------------------       Chief Executive Officer,      February 28, 1999
Windle B. Priem           President and Director
                          (Principal Executive Officer)

/s/ Elizabeth S.C.S. Murray          Chief Financial Officer and   February 28, 1999
----------------------------         Executive Vice President
Elizabeth S.C.S. Murray              (Principal Financial Officer)


/s/ Donald E. Jordan                 Vice President of Finance     February 28, 1999
----------------------------         (Principal Accounting
Donald E. Jordan                     Officer)


/s/ Paul Buchanan-Barrow             Director                      February 28, 1999
----------------------------
Paul Buchanan-Barrow

/s/ Peter L. Dunn                    Director                      February 28, 1999
----------------------------
Peter L. Dunn

/s/ Timothy K. Friar                 Director                      February 28, 1999
----------------------------
Timothy K. Friar

/s/ Sakie T. Fukushima               Director                      February 28, 1999
----------------------------
Sakie T. Fukushima

                                     Director                      February __, 1999
----------------------------
Scott E. Kingdom

/s/ Young Kuan-Sing                  Director                      February 28, 1999
----------------------------
Young Kuan-Sing

/s/ Raimondo Nider                   Director                      February 28, 1999
----------------------------
Raimondo Nider

                                     Director                      February __, 1999
----------------------------
Manuel A. Papayanopulos

/s/ Michael A. Wellman               Director                      February 28, 1999
----------------------------
Michael A. Wellman

                                 EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
4.1            Korn/Ferry International Performance Award Plan.

5.1 Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent auditors).

23.2           Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included in this Registration Statement under "Signatures").